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                                                                   EXHIBIT 10.20


                             ADDENDUM TO AGREEMENT

          THIS ADDENDUM TO AGREEMENT ("Agreement") is made effective as December 30, 1999 and is entered into by and between Ortel Corporation (the "Company") and Wim H. J. Selders ("Executive").

          WHEREAS, effective as of June 25, 1999, the Company and Executive entered into an agreement specifying the terms of Executive's retirement (the "Agreement");

          WHEREAS, the parties have agreed that the final payments to Executive under the Agreement be made by December 31, 1999. These payments relate to the reimbursement and gross-up of tax payments to be made to Executive;

          WHEREAS, Executive has worked closely with the Company and KPMG LLP to determine the final amounts due to Executive, and the calculation of the payments is dependent in large part on facts, circumstances and expectations personal to Executive.

          For and in consideration of the foregoing recitals and the mutual covenants and agreements set forth herein, the Company and Executive agree as follows:

      1.  FINAL PAYMENT UNDER THE AGREEMENT.  Executive and the Company agree
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that the payment hereby delivered to Executive represents the complete and final payment owing by the Company to Executive under the Agreement which is calculated as $775,052 in gross less $211,238 taxes withheld based on tax withholding and exemptions specified by the Executive plus a refund of $116 of Medicare taxes erroneously withheld from a previous payment to Executive. Executive hereby acknowledges receipt of a check for a net amount of $563,930 from the Company and agrees that the same represents the full, complete and final payment owing by the Company to the Executive under the Agreement. The Company shall promptly pay when due all tax withholdings made on the foregoing sum and otherwise withheld from sums previously paid to Executive.

      2.  FINAL SATISFACTION OF CERTAIN OBLIGATIONS.  As a result of the
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foregoing payments and payments previously made to Executive under the
Agreement, Executive agrees that all of the Company's

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obligations to Executive under Sections 2a, 2b, 2c, 2d, 2g and 2h have been fully and completely satisfied and that the Company does not now, nor in the future will it, owe anything further to Executive under such Sections. In addition, the parties acknowledge and agree that (a) the loan contemplated by
Section 2g has been made by the Company and subsequently paid in full by Executive, and all shares of stock held to secure such indebtedness have been released by the Company to Executive, and neither of the parties has any further obligation under Section 2g, and (b) the sale of the automobile contemplated by
Section 2i has been accomplished and there are no further obligations of either party under Section 2i. The parties further acknowledge and agree, that the Company is obligated to continue providing the benefits set forth in Sections 2e, and 2f as provided therein.

      3.  RELEASE IN THE EVENT THE ACTUAL TAX LIABILITY (AND GROSS-UP) IS
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GREATER OR LESS THAN PAID HEREUNDER.  Each party understands and agrees that the
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actual tax liabilities of Executive and the consequent gross-up payments that may be required under the Agreement may be more or less than that the amount paid hereunder. Executive hereby releases and forever discharges the Company Releasees, and the Company hereby releases and forever discharges the Executive Releasees, for any and all Claims, which they now have or may hereafter have against the other by reason of the determination of the amount paid hereunder, the payment of such amount, or if the amount of actual tax liabilities of Executive and the consequent gross-up payments that may be required under the Agreement differ from the amount paid to Executive under this Addendum.

      4.  MISCELLANEOUS.  Capitalized terms used but not defined herein shall
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have the respective meanings assigned to them in the Agreement. Except as modified by this Addendum, the Agreement shall remain in full force and effect, and shall be deemed to include this Addendum as of the date first written above.


Wim H. J. Selders                    Ortel Corporation

/s/ Wim H.J. Selders                 By:  /s/ Stephen R. Rizzone
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                                     Stephen R. Rizzone, Chief Executive Officer

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